Exhibit 23.5

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Registration Statement of Excel Trust, Inc. on Form S-3 of the following reports (each of which reports express an unqualified opinion and include an explanatory paragraph referring to the purpose of the statement) and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement:

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Our report dated November 2, 2012, relating to the combined statement of revenues and certain expenses of the Southeast Portfolio for the year ended December 31, 2011 appearing in the Current Report on Form 8-K/A of Excel Trust, Inc. filed with the U.S. Securities and Exchange Commission (SEC) on November 2, 2012,

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Our report dated May 25, 2012, relating to the statement of revenues and certain expenses of Lake Pleasant Pavilion for the year ended December 31, 2011 appearing in the Current Report on Form 8-K of Excel Trust, Inc. filed with the SEC on May 25, 2012,

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Our report dated May 14, 2012, relating to the statement of revenues and certain expenses of Promenade Corporate Center for the year ended December 31, 2011 appearing in the Current Report on Form 8-K of Excel Trust, Inc. filed with the SEC on May 14, 2012,

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Our report dated May 4, 2011, relating to the statement of revenues and certain expenses of Gilroy Crossing for the year ended December 31, 2010 appearing in the Current Report on Form 8-K/A of Excel Trust, Inc. filed with the SEC on June 13, 2011,

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Our report dated May 4, 2011, relating to the statement of revenues and certain expenses of the Shopping Center located in Arizona for the year ended December 31, 2010 appearing in the Current Report on Form 8-K/A of Excel Trust, Inc. filed with the SEC on June 13, 2011,

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Our report dated February 24, 2011, relating to the statement of revenues and certain expenses of Park West Place Shopping Center for the year ended December 31, 2009 appearing in the Current Report on Form 8-K/A of Excel Trust, Inc. filed with the SEC on February 24, 2011,

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Our reports dated December 15, 2010, relating to the statements of revenues and certain expenses of Brandywine Crossing Shopping Center and Rosewick Crossing Shopping Center for the year ended December 31, 2009 appearing in the Current Report on Form 8-K/A of Excel Trust, Inc. filed with the SEC on December 15, 2010,

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Our report dated November 10, 2010, relating to the statement of revenues and certain expenses of Vestavia Hills City Center for the year ended December 31, 2009 appearing in the Current Report on Form 8-K/A of Excel Trust, Inc. filed with the SEC on November 10, 2010,

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Our report dated March 4, 2010 (September 9, 2010 as to paragraphs 1 and 4 in Note 1), relating to the statement of revenues and certain expenses of Plaza at Rockwall for the year ended December 31, 2009 appearing in the Current Report on Form 8-K/A of Excel Trust, Inc. filed with the SEC on September 10, 2010.

/s/ DELOITTE & TOUCHE LLP

Los Angeles, CA

April 11, 2013